Exhibit 99.1


Harland News Release                                    John H. Harland Company
                                              PO Box 105250, Atlanta, GA  30348
                                                                 (770) 981-9460
                                                                www.harland.net

For More Information, Contact:

Investors
Henry R. Bond
Treasurer and Vice President, Investor Relations
770-593-5697
hbond@harland.net

Media
John Pensec
Vice President, Corporate Communications
770-593-5443
jpensec@harland.net


                     HARLAND REPORTS SECOND-QUARTER RESULTS

              Company Also Announces Increase in Quarterly Dividend

ATLANTA (August 3, 2005) - John H. Harland Company (NYSE: JH) today reported strong results for the second quarter of 2005 and announced an increase in its quarterly dividend.

Consolidated net income for the quarter was $18.8 million, more than double 2004 second-quarter net income of $8.9 million. Diluted earnings per share for the quarter were $0.67, compared with $0.31 for the same period in 2004. Consolidated sales for the quarter were $239.4 million, up 24.1% from 2004 second-quarter consolidated sales of $193.0 million. The second quarter of 2004 included $6.0 million of pre-tax exit costs and severance charges related to the reorganization of the company's Printed Products segment, equivalent to $0.14 per share, and $1.3 million of pre-tax severance charges related to cost reduction initiatives in the company's Software and Services segment, equivalent to $0.03 per share.

"Our strong second-quarter results primarily reflect growth in our Printed Products business," said Timothy C. Tuff, chairman and chief executive officer of Harland. "We also closed two acquisitions in the second quarter and now supply one or more products to about two-thirds of the financial institutions in the country."

For the six months ended July 1, 2005, consolidated sales were $455.2 million, up 18.7% from the $383.6 million reported for the same period a year earlier. Consolidated net income for the first six months of 2005 was $36.1 million, or $1.29 per diluted share, compared with $21.9 million, or $0.78 per diluted share for the same period in 2004. Results for the first six months of 2004 included pre-tax exit costs, severance charges and a gain on the sale of a facility in Printed Products that totaled $5.5 million, equivalent to $0.12 per share, as well as $1.3 million of pre-tax severance charges related to cost reductions in the company's Software and Services segment, equivalent to $0.03 per share.

Segment Reporting
Harland reports results for three business segments: Printed Products, Software and Services, and Scantron.

Sales for the quarter from Harland's Printed Products segment were $148.8 million, a 25.9% increase from the $118.2 million reported for the same period in 2004. Segment income from Printed Products was $27.5 million, compared with $10.7 million in 2004. Exit costs and severance charges related to the reorganization of the segment totaled $6.0 million during the second quarter of 2004.

"Printed Products grew in all business units on a year-over-year basis. The growth in checks was primarily driven by a large national customer who came on board late last year," said Tuff. "We also completed the acquisition of Liberty Enterprises on June 10 and have since begun the process of integrating its businesses into the organization."

Software and Services sales for the quarter were $63.3 million, a 32.6% increase from the $47.7 million reported for the same period in 2004. Segment income for the quarter was $8.3 million, more than double the $3.6 million reported in 2004.

"The increase in revenue in Software and Services is attributable to acquisitions we have made over the past year," said Tuff. "The largest of these acquisitions is Intrieve, which we closed in early April."

Scantron sales for the quarter were $27.3 million, down 1.7% from the $27.8 million reported for the same period in 2004. Segment income was $5.6 million, down 25.0% from the $7.5 million reported in 2004.

"Scantron had a disappointing quarter," said Tuff. "Sales of our traditional products were strong, but some of our newer products, particularly imaging solutions, have not yet yielded the results we are looking for."

The company expects third quarter 2005 earnings to be in the range of $0.62 to $0.67 per diluted share. For the full year, the company expects earnings to be in the range of $2.65 to $2.70 per diluted share.

Harland's board of directors declared a quarterly dividend of $0.15 per share, an increase of $0.025 cents, payable August 26, 2005 to shareholders of record as of August 17, 2005.

Harland will hold a conference call August 4, 2005 at 10:00 a.m. EDT to discuss the results of the quarter and the outlook for the remainder of the year. Interested parties may listen in by accessing a live webcast in the investor relations section of Harland's Web site at www.harland.net. The live conference call can also be accessed by calling 1-719-457-2623 and using the access code #8342903.

A replay of the conference call will be available in the investor relations section of Harland's Web site (www.harland.net) beginning approximately two hours after the call. The rebroadcast will also be available until August 11 via telephone by calling 1-719-457-0820 and using the access code #8342903.

The company has posted quarterly segment information dating back to 2002. The segment information can be found in the investor relations section of the company's Web site at www.harland.net under News and Publications.

                                       ###

About Harland
Atlanta-based John H. Harland Company (NYSE: JH) (http://www.harland.net) is a leading provider of software and printed products to the financial and educational markets. Harland Financial Solutions, Inc. (http://www.harlandfinancialsolutions.com), a wholly owned subsidiary, supplies software and services, including customer relationship management, deposit and loan origination, core systems and mortgage services to thousands of financial institutions of all sizes. Harland's printed products offerings include checks, direct marketing and financial forms. Scantron Corporation (http://www.scantron.com), a wholly owned subsidiary, is a leading provider of both paper and electronic-based services and systems for the collection, management and interpretation of data to the financial, commercial and educational markets.


RISK FACTORS AND CAUTIONARY STATEMENTS
This press release contains statements, which may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of John H. Harland Company and members of its management, as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that the actual results may differ materially from those contemplated by such forward-looking statements. Such differences could be material and adverse.

Many variables will impact the ability to achieve sales levels, improve service quality, achieve production efficiencies and reduce expenses in Printed Products. These include, but are not limited to, the successful implementation of major new accounts, the continuing upgrade of our customer care infrastructure and systems used in the Company's manufacturing, sales, marketing, customer service and call center operations, and the successful integration of Liberty Enterprises businesses into Harland.

Several factors outside the Company's control could negatively impact check revenues. These include the continuing expansion of alternative payment systems such as credit cards, debit cards and other forms of electronic commerce or online payment systems. Check revenues may continue to be adversely affected by continued consolidation of financial institutions, competitive check pricing including up-front contract incentive payments, and the impact of governmental laws and regulations. There can be no assurances that the Company will not lose additional customers or that any such loss could be offset by the addition of new customers.

While the Company believes growth opportunities exist in the Software and Services segment, there can be no assurances that the Company will achieve its revenue or earnings growth targets. The Company believes there are many risk factors inherent in its software business, including but not limited to the retention of employee talent and customers. Also, variables exist in the development of new software products, including the timing and costs of the development effort, product performance, functionality, product acceptance, competition, the Company's ability to integrate acquired companies, and general changes in economic conditions or U.S. financial markets.

Several factors outside of the Company's control could affect results in the Scantron segment. These include the rate of adoption of new electronic data collection, testing and assessment methods, which could negatively impact current forms, scanner sales and related service revenue. The Company continues to develop products and services that it believes offer state-of-the-art electronic data collection, testing and assessment solutions. However, variables exist in the development of new testing methods and technologies, including the timing and costs of the development effort, product performance, functionality, market acceptance, adoption rates, competition, and the funding of education at the federal, state and local level, all of which could have an impact on the Company's business.

Reference should be made to the Risk Factors and Cautionary Statements section of Harland's Form 10-K and Form 10-Q for additional information. Harland undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.



                             John H. Harland Company
                     Financial Highlights - 2nd Quarter 2005
                   Condensed Statements of Income (Unaudited)
                                   (in 000's)

                                              Three Months ended
                                         July 1, 2005   June 25, 2004   %
----------------------------------------------------------------------------
Sales                                     $ 239,399       $ 192,979    24.1%
Cost of sales                               119,342          99,951    19.4%
  Pct of Sales                                 49.9%           51.8%
                                          ----------      ----------
Gross profit                                120,057          93,028    29.1%
  Pct of Sales                                 50.1%           48.2%
Selling, general and administrative
  expenses                                   85,658          75,150    14.0%
  Pct of Sales                                 35.8%           38.9%
Asset impairment charges                          -           2,282  -100.0%
  Pct of Sales                                  0.0%            1.2%
(Gain) loss on disposal of assets                17              59   -71.2%
  Pct of Sales                                  0.0%            0.0%
Amortization of intangibles                   2,408             927   159.8%
  Pct of Sales                                  1.0%            0.5%
                                          ----------      ----------
Operating Income                             31,974          14,610   118.9%
  Pct of Sales                                 13.4%            7.6%

Other Income (Expense):
  Interest expense                           (2,149)         (1,007)  113.4%
    Pct of Sales                               -0.9%           -0.5%
  Other - net                                   466              37  1159.5%
    Pct of Sales                                0.2%            0.0%
                                          ----------      ----------
Income before Income Taxes                   30,291          13,640   122.1%
  Pct of Sales                                 12.7%            7.1%
Income taxes                                 11,511           4,777   141.0%
  Pct of Sales                                  4.8%            2.5%
                                          ----------      ----------
Net Income                                $  18,780       $   8,863   111.9%
                                          ==========      ==========
  Pct of Sales                                  7.8%            4.6%
  Effective Tax Rate                           38.0%           35.0%

Earnings per Share
   Basic                                  $    0.69       $    0.32   115.6%
   Diluted                                $    0.67       $    0.31   116.1%
Weighted Average Shares (000)
   Basic                                     27,291          27,397    -0.4%
   Diluted                                   28,111          28,191    -0.3%
Shares O/S at end of period (000)            28,149          27,716     1.6%
Return on Equity                               24.4%           13.3%   11.1 pct pts
Depreciation and Amortization (000)       $  21,240       $  18,413    15.4%
Capital Expenditures (000)                $   6,128       $   7,356   -16.7%
Number of Employees
 (includes temporary employees)               5,755           4,714    22.1%

Segment Information

Printed Products
  Sales                                   $ 148,817       $ 118,170    25.9%
  Depreciation & Amortization             $  15,753       $  14,067    12.0%
  Segment Income                          $  27,459       $  10,719   156.2%
Software and Services
  Sales                                   $  63,272       $  47,716    32.6%
  Depreciation & Amortization             $   4,412       $   3,066    43.9%
  Segment Income                          $   8,303       $   3,622   129.2%
Scantron
  Sales                                   $  27,327       $  27,797    -1.7%
  Depreciation & Amortization             $     934       $   1,109   -15.8%
  Segment Income                          $   5,622       $   7,499   -25.0%
Corporate and Eliminations
  Sales                                   $     (17)      $    (704)  -97.6%
  Depreciation & Amortization             $     141       $     171   -17.5%
  Segment Income (Loss)                   $ (11,093)      $  (8,200)   35.3%

Segment income (loss) is defined as income before income taxes.


                             John H. Harland Company
                     Financial Highlights - 2nd Quarter 2005
                   Condensed Statements of Income (Unaudited)
                                   (in 000's)

                                               Six Months ended
                                         July 1, 2005   June 25, 2004   %
----------------------------------------------------------------------------
Sales                                     $ 455,246       $ 383,555    18.7%
Cost of sales                               230,466         201,310    14.5%
  Pct of Sales                                 50.6%           52.5%
                                          ----------      ----------
Gross profit                                224,780         182,245    23.3%
  Pct of Sales                                 49.4%           47.5%
Selling, general and administrative
  expenses                                  160,311         145,212    10.4%
  Pct of Sales                                 35.2%           37.9%
Asset impairment charges                          -           2,282  -100.0%
  Pct of Sales                                  0.0%            0.6%
(Gain) loss on disposal of assets                27          (3,549) -100.8%
  Pct of Sales                                  0.0%           -0.9%
Amortization of intangibles                   3,407           1,834    85.8%
  Pct of Sales                                  0.7%            0.5%
                                          ----------      ----------
Operating Income                             61,035          36,466    67.4%
  Pct of Sales                                 13.4%            9.5%

Other Income (Expense):
  Interest expense                           (3,325)         (2,131)   56.0%
    Pct of Sales                               -0.7%           -0.6%
  Other - net                                   458             190   141.1%
    Pct of Sales                                0.1%            0.0%
                                          ----------      ----------
Income before Income Taxes                   58,168          34,525    68.5%
  Pct of Sales                                 12.8%            9.0%
Income taxes                                 22,104          12,609    75.3%
  Pct of Sales                                  4.9%            3.3%
                                          ----------      ----------
Net Income                                $  36,064       $  21,916    64.6%
                                          ==========      ==========
  Pct of Sales                                  7.9%            5.7%
  Effective Tax Rate                           38.0%           36.5%

Earnings per Share
   Basic                                  $    1.33       $    0.80    66.3%
   Diluted                                $    1.29       $    0.78    65.4%
Weighted Average Shares (000)
   Basic                                     27,127          27,417    -1.1%
   Diluted                                   27,976          28,215    -0.8%
Shares O/S at end of period (000)            28,149          27,716     1.6%
Return on Equity                               24.2%           16.9%    7.3 pct pts
Depreciation and Amortization (000)       $  39,861       $  35,784    11.4%
Capital Expenditures (000)                $  11,334       $  12,906   -12.2%
Number of Employees
 (includes temporary employees)               5,755           4,714    22.1%

Segment Information

Printed Products
  Sales                                   $ 289,265       $ 238,589    21.2%
  Depreciation & Amortization             $  30,670       $  27,155    12.9%
  Segment Income                          $  52,286       $  28,511    83.4%
Software and Services
  Sales                                   $ 110,892       $  92,479    19.9%
  Depreciation & Amortization             $   7,017       $   6,124    14.6%
  Segment Income                          $  13,247       $   7,633    73.5%
Scantron
  Sales                                   $  55,541       $  53,710     3.4%
  Depreciation & Amortization             $   1,891       $   2,159   -12.4%
  Segment Income                          $  12,217       $  13,799   -11.5%
Corporate and Eliminations
  Sales                                   $    (452)      $  (1,223)  -63.0%
  Depreciation & Amortization             $     283       $     346   -18.2%
  Segment Income (Loss)                   $ (19,582)      $ (15,418)   27.0%

 Segment income (loss) is defined as income before income taxes.



                             John H. Harland Company
                     Financial Highlights - 2nd Quarter 2005
                 Condensed Statements of Cash Flows (Unaudited)
                                   (in 000's)

                                                      Six Months ended
                                                July 1, 2005    June 25, 2004
-----------------------------------------------------------------------------
Operating Activities:
Net income                                        $ 36,064        $ 21,916
Adjustments to reconcile net income to net
  cash provided by operating activities:
  Depreciation and amortization                     39,861          35,784
Contract payments                                  (18,385)        (16,990)
All other                                            6,141           2,147
                                                  ---------       ---------
Net cash provided by operating activities           63,681          42,857
                                                  ---------       ---------

Investing Activities:
Purchases of property, plant and equipment         (11,334)        (12,906)
Payment for acquisition of businesses,
  net of cash acquired                            (239,606)         (5,867)
All other                                            2,539           5,318
                                                  ---------       ---------
Net cash (used in) investing activities           (248,401)        (13,455)
                                                  ---------       ---------

Financing Activities:
Repurchases of stock                                     -         (20,738)
Long-term debt - net                               181,939         (12,034)
All other                                            3,830           1,642
                                                  ---------       ---------
Net cash provided by (used in) financing
  activities                                       185,769         (31,130)
                                                  ---------       ---------
Increase in cash and cash equivalents                1,049          (1,728)
Cash and cash equivalents at beginning of period     9,214           8,525
                                                  ---------       ---------
Cash and cash equivalents at end of period        $ 10,263        $  6,797
                                                  =========       =========